Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1, as amended, of our report dated March 16, 2020, of SenesTech, Inc. relating to the audits of the financial statements for the periods ending December 31, 2019 and 2018, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

April 16, 2020